Exhibit 10.5

This is a translation into English of the official Hebrew version of the an Import License issued by the Israel Ministry of Health to Manuka Ltd. In the event of a conflict between the English and Hebrew texts, the Hebrew text shall prevail.

The cargo will not be released from the port without the authorization of the quarantine station	State of Israel	Ministry of Health
Do not use this certificate for advertising		Food Control Services

Preliminary Certificate for the Import of Sensitive Food according to Section 64 to the Law*

Preliminary certificate for import: 541618                         Date of origin: February 28, 2022

Date of issue: February 28, 2022                         This certificate is valid until February 28, 2023

Name: Manuka Ltd.      Addresses: 19 Haim Bar Lev St., Ramat Gan 5265368, Israel

Telephone: +972-54-3431744

Registration Certificate No. 12753

Product name	Product name in English	Tradename	Product designation	Contents / weight
Honey	Honey	Manuka Honey	Marketing	Varies

Name of manufacturer	Country of manufacture	Supplier’s name	Supplier’s country	Package type
Waitemata Honey Co. Limited	New Zealand	Waitemata Honey Co. Limited	New Zealand	Other

The shipment will be accompanied by test results	☑ Chemical ☑ Toxicological ☑ Microbiological
Marking requirements	☑ Requires marking in Hebrew ☑ Labels in the Hebrew Language must be submitted in the port ☑ Marketing for autonomy only ☑ Sticking the label in the importer’s warehouse

Professional obligations:

	The importer is responsible for the marking of the product according to any law.	The shipment arrives from overseas with marking in Hebrew
	The sampling must be carried out according to the sampling plan for the testing of heavy metals in the port.	The product must be sampled in the port to check if there are residues of pesticides.
	A veterinary certificate must be submitted in the port according to the regulations of the protection of Public Health (Food) (Sampling of Shipments of Sensitive Food for Laboratory Tests in the Quarantine Station), 2020.	The marking of the label was not checked.
The following must be sampled for the tests:
	Contents of fructose and glucose (the sum of both)	Israel Ministry of Health
	Contents of sucrose	National Food Service
	Contents of water	( - )
	Free acidity	Oxana Dolgi
Additional remarks:	Activity of diastase	Senior Coordinator
	Contents of HMF	Food Engineering (Import)
The following must be sampled for the testing of heavy metals – lead The marking of the product must meet the requirements of Israeli Standard 373. No additional and special marking must be recorded for cleansed honey.

5 documents which are an integral part of this certificate are attached.

The name of the certificate provider and his position:		Signature and stamp
Dolgi Oxana – Senior Coordinator – Food Engineering (Import)

Terms for the certificate:

1. This certificate is intended for the import of sensitive food as defined in the law * (The Law of the Protection of Public Health – Food, 2015) and it provides a condition for receiving a certificate of release according to Section 86 to the Law.

2. This certificate of veterinary import will be accompanied by a “Health Certificate that is Uniform for Israel”, as specified in Appendix 2 to the Procedure of the Issue of a Veterinary Certificate 05-010.

3. This certificate is valid as long as no change is implemented in any of the details that are included therein as approved by the certificate provider.

4. This certificate does not exempt the recipient of the certificate from the provisions of any other law.

2